UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐    Definitive Proxy Statement
☑    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a‑12

PHILLIPS EDISON & COMPANY, INC.
(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check the appropriate box):
☑    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)    Title of each class of securities to which transaction applies:
(2)    Aggregate number of securities to which transaction applies:
(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)    Proposed maximum aggregate value of transaction:
(5)    Total fee paid:

☐    Fee paid previously with preliminary materials.
☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)    Amount Previously Paid:
(2)    Form, Schedule or Registration Statement No.:
(3)    Filing Party:
(4)    Date Filed:

Phillips Edison & Company, Inc. (the “Company”) is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission as definitive additional materials pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended, in connection with the solicitation of proxies by the Board of Directors for the Company’s Annual Meeting of Stockholders to be held on June 18, 2021. On April 9, 2021, the Company filed a definitive proxy statement and a definitive form of proxy card with the SEC in connection with its Annual Meeting of Stockholders.

On May 7, 2021, the Company issued the below press release announcing a presentation for existing stockholders to discuss the proposed listing of its stock on a national stock exchange, and the related intended offering and the potential impact on existing stockholders.

Phillips Edison & Company to Host Webinar Presentation for Existing Stockholders Discussing Potential Listing and Liquidity Plan

Presentation to be held Wednesday, May 12, 2021, at 11:00 a.m. ET

CINCINNATI – May 7, 2021 - Phillips Edison & Company, Inc. (“PECO”), an internally-managed real estate investment trust (“REIT”) and one of the nation’s largest owners and operators of omni-channel grocery-anchored neighborhood shopping centers, plans to host a presentation for existing stockholders on Wednesday, May 12, 2021, at 11:00 a.m. Eastern Time to discuss the proposed listing of its stock on a national stock exchange, including the registration statement it filed with the SEC on May 6, 2021, and the related intended offering and the potential impact on existing stockholders.

Chairman and Chief Executive Officer Jeff Edison, President Devin Murphy, and Chief Financial Officer John Caulfield will host the conference call presentation. There will not be a question and answer session following the prepared remarks. This presentation will be held in place of the previously announced Q1 2021 results presentation, which has been rescheduled. The dial-in and webcast link are unchanged.

Date: Wednesday, May 12, 2021
Time: 11:00 a.m. Eastern Time
Webcast link: https://services.choruscall.com/mediaframe/webcast.html?webcastid=HoX0wUCP
U.S. listen-only: (888) 346-2646
Replay: A webcast replay will be available approximately one hour after the conclusion of the presentation at https://services.choruscall.com/mediaframe/webcast.html?webcastid=HoX0wUCP

The conference call and accompanying slide presentation can be accessed once available by visiting https://services.choruscall.com/mediaframe/webcast.html?webcastid=HoX0wUCP.

Interested parties will be able to access the conference call via online webcast or by telephone. If dialing in, please call the conference telephone number 15 minutes prior to the start time as an operator will register your name and organization. Participants should ask to join the Phillips Edison & Company call.

About Phillips Edison & Company
Phillips Edison & Company, Inc., an internally-managed REIT, is one of the nation’s largest owners and operators of omni-channel grocery-anchored neighborhood shopping centers. As of March 31, 2021, PECO owned equity interests in 300 real estate properties, including 278 wholly-owned real estate properties and 22 shopping center properties owned through two unconsolidated joint ventures with institutional partners.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about us and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by contacting Morgan Stanley & Co. LLC, Attn.: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; BofA Securities, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attn.: Prospectus Department, or by email at dg.prospectus_requests@bofa.com; or J.P. Morgan Securities LLC, Attn.: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204 or by email at prospectus-eq_fi@jpmchase.com.

To review the preliminary prospectus click the following hyperlink: https://www.sec.gov/ix?doc=/Archives/edgar/data/1476204/000147620421000075/cik0001476204-20210506.htm

Investors:
Phillips Edison & Company, Inc.
Michael Koehler, Vice President of Investor Relations
(513) 338-2743
InvestorRelations@phillipsedison.com

Source: Phillips Edison & Company, Inc.

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